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                                             Exhibit 23.2



                     Consent of Independent Auditors


We consent to the reference to our firm under the caption "Experts" and to the use of our reports dated November 8, 1995 and February 9, 1996, with respect to the financial statements of the MSG Facilities of Envirite Corporation, included in the Registration Statement on Form S-1 and the related Prospectus of American Disposal Services, Inc. for the registration of up to 3,162,500 shares of its commonn stock.


                                     ERNST & YOUNG LLP


Philadelphia, Pennsylvania
May 31, 1996